As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-138094

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 597-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip L. Hawkins

Chief Executive Officer

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 597-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Larry P. Medvinsky, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Gilbert G. Menna, Esq. Ettore A. Santucci, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, Massachusetts 02109

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 is being filed solely for the purpose of filing Exhibits 1.1, 23.1 and 23.2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in Item 36 and the Exhibit Table the filing of Exhibits 1.1, 23.1 and 23.2).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

SEC registration fee	$23,072
NASD filing fee	22,063
NYSE listing fee	250,000
Printing and engraving fees	500,000
Accounting fees and expenses	125,000
Legal fees and expenses	1,000,000
Blue Sky fees and expenses	10,000
Miscellaneous	569,865

Total	$2,500,000

All expenses, except the SEC registration fee, the NASD filing fee and the NYSE listing fee, are estimated.

Item 32. Sales to Special Parties.

Not applicable.

Item 33. Recent Sales of Unregistered Securities.

On January 4, 2006, we completed the issuance and sale of $50.0 million aggregate principal amount of unsecured 5.68% Class B Senior Notes due January 4, 2014.

On April 27, 2006, we completed the issuance and sale of $50.0 million aggregate principal amount of unsecured 5.53% Class A Senior Notes due April 27, 2011 and $50.0 million aggregate principal amount of unsecured 5.77% Class C Senior Notes due April 27, 2016.

On June 9, 2006, we completed the issuance and sale of $275.0 million aggregate principal amount of unsecured Class D Senior Notes due June 9, 2008. The entire principal amount of the Class D Notes currently bears interest at a floating rate of interest per annum equal to LIBOR in effect from time to time plus 0.73%. We may, at our option, but not more than once, elect to convert (on a date not earlier than September 11, 2006) up to $175.0 million of the principal amount of the Class D Notes from floating rate notes to fixed rate notes and extend the maturity of such converted portion to a date (as elected by us) five, seven or ten years from the date of conversion, provided that no default exists under such Notes.

Our company and certain subsidiary guarantors guaranteed all of the notes referred to above. Such notes were issued pursuant to the terms of two note purchase agreements we entered into with affiliates of ING Investment Management LLC. These notes and guarantees were sold for cash to institutional investors in the United States in private offerings under Section 4(2) of the Securities Act.

From April 8, 2005 through November 16, 2006, our operating partnership issued common units of limited partnership interest (“OP units”) in our operating partnership to certain accredited investors in conjunction with the exercise of certain purchase options pursuant to which our operating partnership had the right to acquire undivided tenancy-in-common interests (“TIC Interests”) in certain industrial properties from such investors. Such investors had previously acquired such TIC Interests from a wholly-owned subsidiary of our operating partnership primarily to serve as replacement property for such investors seeking to complete a like-kind exchange transaction under Section 1031 of the Internal Revenue Code. The following table describes the issuance of OP units referred to above.

Issuance Date	Units Issued	Issue Price
April 8, 2005	424,352	$4,455,696
October 27, 2005	570,950	5,994,976
December 29, 2005	751,751	7,893,384
March 22, 2006	1,312,090	13,776,946
June 30, 2006	822,827	8,639,687
August 11, 2006	475,403	4,991,727
September 15, 2006	715,921	7,517,168
October 5, 2006	2,267,193	23,805,526
November 1, 2006	500,659	5,632,408
November 8, 2006	455,278	5,121,874
November 16, 2006	321,940	3,621,824

Total	8,618,364	$91,451,216

The securities described above were issued relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. The investors received a confidential private placement memorandum containing information about our operating partnership and their investment therein and made certain written representations, including representations as to their accredited investor status.

Each of these investors will generally have the right to cause our partnership to redeem all or a portion of its OP units for, at our sole discretion, shares of our common stock or cash, or a combination of both. If we elect to redeem OP units for shares of our common stock, we will generally deliver one share of our common stock for each OP unit redeemed. If we elect to redeem OP units for cash, we will generally deliver cash to be paid in an amount equal to the most recent selling price of our common stock per redeemed OP unit. In connection with the exercise of these redemption rights, the investor must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such investor owning shares in excess of our ownership limits in our charter. Subject to the foregoing, the investor may exercise its redemption rights at any time after one year following the date of issuance of its OP units; provided, however, that it may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP units, unless it holds less than 1,000 OP units, in which case, it must exercise its redemption right for all of its OP units.

Effective April 12, 2002, we issued 200 shares of common stock to an affiliate of Dividend Capital Advisors LLC, our former advisor, for $2,000 in cash. We relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such Act. The investor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment. In addition, the investor acknowledged its intent to acquire our shares for investment purposes and not with a view toward the subsequent distribution thereof. Any certificates which may be issued with respect to the shares will contain a legend restricting transfer of the shares represented thereby.

Effective April 12, 2002, our operating partnership issued 20,000 OP units to Dividend Capital Advisors LLC for $200,000 in cash. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such act. Dividend Capital Advisors LLC, by virtue of its affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

In connection with the internalization of our external manager, Dividend Capital Advisors LLC, our operating partnership issued 15,111,111 OP units in our operating partnership, which included the modification of a special series of units of limited partnership interest in our operating partnership held by Dividend Capital Advisors Group LLC into OP units, in exchange for the entire outstanding membership interest, and all economic interests, in Dividend Capital Advisors LLC to our operating partnership. The OP units issued and sold to Dividend Capital Advisors Group LLC were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended.

In addition, subsequent to the consummation of the internalization, Philip L. Hawkins purchased 88,889 shares of our common stock for $11.25 per share. The 88,889 shares of our common stock issued and sold to Mr. Hawkins were issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served, as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and our bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In connection with our initial public offering, we entered into indemnification agreements with each of our then-current executive officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law and our charter, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We must also cover officers and directors under our directors’ and officers’ liability insurance.

On April 13, 2006, we entered into indemnification agreements with each of our then-current directors. In general, each of these indemnification agreements provides that we will indemnify and advance expenses to our directors to the fullest extent permitted by applicable law and our charter in effect as of the date of the agreement or to such extent as applicable law and our charter thereafter from time to time may permit. However, no change in Maryland law or our charter will have the effect of reducing the benefits available to our directors under the agreement.

Upon the closing of this offering, we will enter into indemnification agreements similar to the April 13 indemnification agreements with all of our directors and executive officers then in office, which will supersede any prior indemnification agreements we had with such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

A. Financial Statements.

The following financial statements, schedules and reports are included in this prospectus:

1. Dividend Capital Trust Inc.—Introductory Note—Pro Forma Condensed Consolidated Financial Information (Unaudited)

2. Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

3. Dividend Capital Trust Inc.—Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

4. Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

5. Dividend Capital Trust Inc.—Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

6. Dividend Capital Trust Inc.—Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

7. Dividend Capital Trust Inc.—Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

8. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Balance Sheets

9. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Operations (Unaudited)

10. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statement of Stockholders’ Equity and Other Comprehensive Loss (Unaudited)

11. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Cash Flows (Unaudited)

12. Dividend Capital Trust Inc. and Subsidiaries—Notes to Consolidated Financial Statements (Unaudited)

13. Dividend Capital Trust Inc. and Subsidiaries—Report of Independent Registered Public Accounting Firm

14. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Balance Sheets

15. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Operations

16. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Shareholders’ Equity (Deficit) and Other Comprehensive Income (Loss)

17. Dividend Capital Trust Inc. and Subsidiaries—Consolidated Statements of Cash Flows

18. Dividend Capital Trust Inc. and Subsidiaries—Notes to Consolidated Financial Statements

19. Dividend Capital Trust Inc. and Subsidiaries—Report of Independent Registered Public Accounting Firm (regarding Schedule III)

20. Dividend Capital Trust Inc. and Subsidiaries—Schedule III: Real Estate and Accumulated Depreciation

21. 2006 Acquisition A Properties—Report of Independent Registered Public Accounting Firm

22. 2006 Acquisition A Properties—Statements of Revenues and Certain Expenses

23. 2006 Acquisition A Properties—Notes to Statements of Revenues and Certain Expenses

24. 2006 Acquisition B Properties—Report of Independent Registered Public Accounting Firm

25. 2006 Acquisition B Properties—Statements of Revenues and Certain Expenses

26. 2006 Acquisition B Properties—Notes to Statements of Revenues and Certain Expenses

27. Cal TIA—Report of Independent Registered Public Accounting Firm

28. Cal TIA—Statements of Revenues and Certain Expenses

29. Cal TIA—Notes to Statements of Revenues and Certain Expenses

30. PC Portfolio—Report of Independent Registered Public Accounting Firm

31. PC Portfolio—Statements of Revenues and Certain Expenses

32. PC Portfolio—Notes to Statements of Revenues and Certain Expenses

33. OCMI Portfolio—Report of Independent Registered Public Accounting Firm

34. OCMI Portfolio—Statements of Revenues and Certain Expenses

35. OCMI Portfolio—Notes to Statements of Revenues and Certain Expenses

36. Parkwest II—Report of Independent Registered Public Accounting Firm

37. Parkwest II—Statements of Revenues and Certain Expenses

38. Parkwest II—Notes to Statements of Revenues and Certain Expenses

39. Interstate South—Report of Independent Registered Public Accounting Firm

40. Interstate South—Statements of Revenues and Certain Expenses

41. Interstate South—Notes to Statements of Revenues and Certain Expenses

42. Cabot Industrial Value Fund—Report of Independent Registered Public Accounting Firm

43. Cabot Industrial Value Fund—Statements of Revenues and Certain Expenses

44. Cabot Industrial Value Fund—Notes to Statements of Revenues and Certain Expenses

45. Binney & Smith—Report of Independent Registered Public Accounting Firm

46. Binney & Smith—Statements of Revenues and Certain Expenses

47. Binney & Smith—Notes to Statements of Revenues and Certain Expenses

48. Greens Crossing/Willowbrook Portfolio—Report of Independent Registered Public Accounting Firm

49. Greens Crossing/Willowbrook Portfolio—Statements of Revenues and Certain Expenses

50. Greens Crossing/Willowbrook Portfolio—Notes to Statements of Revenues and Certain Expenses

51. Blackhawk Portfolio—Report of Independent Registered Public Accounting Firm

52. Blackhawk Portfolio—Statement of Revenues and Certain Expenses

53. Blackhawk Portfolio—Notes to Statement of Revenues and Certain Expenses

54. Memphis I—Report of Independent Registered Public Accounting Firm

55. Memphis I—Statement of Revenues and Certain Expenses

56. Memphis I—Notes to Statement of Revenues and Certain Expenses

57. Baltimore—Washington Portfolio—Report of Independent Registered Public Accounting Firm

58. Baltimore—Washington Portfolio—Statements of Revenues and Certain Expenses

59. Baltimore—Washington Portfolio—Notes to Statements of Revenues and Certain Expenses

B. Exhibits.

Exhibit No.	Description
+1.1	Form of Underwriting Agreement

*2.1

Agreement and Plan of Merger, dated June 17, 2005, among Dividend Capital Trust Inc., DCT Acquisition Corporation, Cabot Industrial Value Fund Inc. and Cabot Industrial Value Fund Manager, LLC (incorporated by reference to Exhibit 2.1 to Form 10-Q filed on August 15, 2005)

*2.2

Put/Call Agreement, dated July 21, 2005, among Cabot Industrial Fund Manager, LLC, the limited partners named therein and Dividend Capital Trust Inc. (incorporated by reference to Exhibit 2.2 to Form 10-Q filed on August 15, 2005)

*2.3

Contribution Agreement by and among Dividend Capital Trust Inc., Dividend Capital Operating Partnership LP and Dividend Capital Advisors Group LLC, dated as of July 21, 2006 (incorporated by reference to Exhibit 2.1 to Form 8-K filed on July 27, 2006)

*3.1	DCT Industrial Trust Inc. Form of Third Articles of Amendment and Restatement (incorporated by reference to Appendix D-1 to Definitive Proxy Statement filed on September 1, 2006)

+++3.2	DCT Industrial Trust Inc. Form of Amended and Restated Bylaws

+++5.1	Opinion of Venable LLP as to the legality of the securities being registered

+++8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to DCT Industrial Trust Inc.

*10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to Form 8-K filed on October 13, 2006)

Exhibit No.	Description

*10.2	Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP, dated October 10, 2006 (incorporated by reference to Exhibit 10.5 to Form 8-K filed on October 13, 2006)

*10.3	DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 13, 2006)

*10.4	DCT Industrial Trust Inc. 2006 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 13, 2006)

*10.5	Form of Restricted Stock Award Agreement pursuant to DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to Form 8-K filed on October 13, 2006)

*10.6	Form of Phantom Share Award Agreement pursuant to DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Form 8-K filed on October 13, 2006)

*10.7	Form of LTIP Unit Award Agreement pursuant to DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.9 to Form 8-K filed on October 13, 2006)

+++10.7.1	Form of Option Award Agreement pursuant to DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan

*10.8

Real Estate Contract, dated December 23, 2004, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.12 to Form 10-K filed on March 16, 2005)

*10.0

First Amendment to Real Estate Contract, dated January 7, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.13 to Form 10-K filed on March 16, 2005)

*10.10

Second Amendment to Real Estate Contract, dated January 21, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.14 to Form 10-K filed on March 16, 2005)

*10.11

Third Amendment to Real Estate Contract, dated February 15, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.15 to Form 10-K filed on March 16, 2005)

*10.12

Fourth Amendment to Real Estate Contract, dated February 22, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.16 to Form 10-K filed on March 16, 2005)

*10.13

Fifth Amendment to Real Estate Contract, dated February 25, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.17 to Form 10-K filed on March 16, 2005)

*10.14

Sixth Amendment to Real Estate Contract, dated March 2, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.18 to Form 10-K filed on March 16, 2005)

*10.15

Seventh Amendment to Real Estate Contract, dated March 4, 2005, among Panattoni Development Company, LLC, the other Sellers listed therein and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.19 to Form 10-K filed on March 16, 2005)

Exhibit No.	Description

*10.16

Credit Agreement dated as of December 9, 2005 among Dividend Capital Operating Partnership LP, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 3 to Form S-3 on Form S-11, Commission File No. 333-122260)

*10.17

Agreement of Purchase and Sale dated as of May 10, 2006 among Cabot Industrial Venture A, LLC, Cabot Industrial Venture B, LLC, CW Industrial Venture A, LLC, Cabot Industrial Venture A Texas, LP, Cabot Industrial Venture B Texas, LP and Dividend Capital Operating Partnership LP (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 3 to Form S-3 on Form S-11, Commission File No. 333-122260)

*10.18

Note Purchase Agreement dated as of June 9, 2006 among Dividend Capital Trust Inc., Dividend Capital Operating Partnership LP and the purchasers party thereto (incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 3 to Form S-3 on Form S-11, Commission File No. 333-122260)

+++10.19	Non-Competition and Non-Solicitation Agreement, dated as of October 10, 2006, between DCT Industrial Trust Inc. and Evan H. Zucker

+++10.20	Non-Competition and Non-Solicitation Agreement, dated as of October 10, 2006, between DCT Industrial Trust Inc. and James R. Mulvihill

+++10.21	Pledge and Security Agreement, dated as of October 10, 2006, between Dividend Capital Advisors Group LLC and DCT Industrial Trust Inc.

+++10.22	Registration Rights Agreement, dated as of October 10, 2006, between DCT Industrial Trust Inc. and Dividend Capital Advisors Group LLC

*10.23

Employment Agreement, dated as of July 21, 2006, between Dividend Capital Trust Inc. and Thomas G. Wattles (incorporated by reference to Exhibit 10.6.5 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.24

Employment Agreement, dated as of July 21, 2006, between Dividend Capital Trust Inc. and James D. Cochran (incorporated by reference to Exhibit 10.6.6 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.25

Employment Agreement, dated as of July 21, 2006, between Dividend Capital Trust Inc. and Daryl H. Mechem (incorporated by reference to Exhibit 10.6.7 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.26

Employment Agreement, dated as of July 21, 2006, between Dividend Capital Trust Inc. and Matthew T. Murphy (incorporated by reference to Exhibit 10.6.8 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.27

Employment Agreement, dated as of July 21, 2006, between Dividend Capital Trust Inc. and Michael J. Ruen (incorporated by reference to Exhibit 10.6.9 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.28

Employment Agreement, dated as of August 14, 2006, between Dividend Capital Trust Inc. and Philip L. Hawkins (incorporated by reference to Exhibit 10.6.10 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.29

Employment Agreement, dated as of September 18, 2006, between Dividend Capital Trust Inc. and Stuart B. Brown (incorporated by reference to Exhibit 10.6.11 to Post-Effective Amendment No. 5 to Form S-11, Commission File No. 333-122260)

*10.30

Termination Agreement, dated as of October 10, 2006, between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.) and Dividend Capital Securities LLC, relating to the termination of the Dealer Manager Agreement between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.) and Dividend Capital Securities LLC (incorporated by reference to Exhibit 10.6 to Form
8-K filed on October 13, 2006)

Exhibit No.	Description
*10.31

Termination Agreement, dated as of October 10, 2006, between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Securities LLC, relating to the termination of the Dealer Manager Agreement between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Securities LLC (incorporated by reference to Exhibit 10.7 to Form 8-K filed on October 13, 2006)

*10.32

Termination Agreement, dated as of October 10, 2006, between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Exchange Facilitators LLC, relating to the termination of the Intellectual Property Licensing Agreement between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Exchange Facilitators LLC (incorporated by reference to Exhibit 10.8 to Form 8-K filed on October 13, 2006)

+++21.1	List of Subsidiaries

+23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated December 7, 2006

+23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accounting Firm, dated December 7, 2006

+++23.3	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference)

+++23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion filed as Exhibit 8.1 and incorporated herein by reference)

+++24.1	Power of Attorney

*	Incorporated by reference.
+	Filed herewith.
+++	Previously filed.

Item 37. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 8, 2006.

DCT INDUSTRIAL TRUST INC.

By:	/s/ PHILIP L. HAWKINS
Philip L. Hawkins Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer) and Director	December 8, 2006

/s/ STUART B. BROWN Stuart B. Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2006

/s/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	December 8, 2006

* James R. Mulvihill	Director	December 8, 2006

* Tripp H. Hardin	Director	December 8, 2006

* Phillip R. Altinger	Director	December 8, 2006

* John C. O’Keeffe	Director	December 8, 2006

* Bruce L. Warwick	Director	December 8, 2006

* Thomas F. August	Director	December 8, 2006

* John S. Gates, Jr.	Director	December 8, 2006

* By:	/s/ PHILIP L. HAWKINS
Philip L. Hawkins, as attorney-in-fact for each such person pursuant to the power of attorney previously filed as a part of this Registration Statement.